EXHIBIT 16.1

•	Ernst & Young LP	•	Phone: (713) 750-1500
	5 Houston Center		Fax: (713)750-1501
	Suite 1200		www.ey.com
1401 McKinney Street
Houston, Texas 77010-4035

August 10, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read paragraph (a) of Item 4 of Form 8-K dated August 10, 2004 of Torch Energy Royalty Trust to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

A Member Practice of Ernst & Young Global